As filed with the Securities and Exchange Commission on May 26, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDIVATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	16-3863260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Spear Street, 3rd Floor

San Francisco, CA 94105

(415) 543-3470

(Address, including zip code, and

telephone number, including area code, of

Registrant’s principal executive offices)

C. Patrick Machado

Senior Vice President and Chief Financial Officer

Medivation, Inc.

201 Spear Street, 3rd Floor

San Francisco, CA 94105

(Name, address, including zip code, and

telephone number, including area code, of

agent for service)

Copies to:

Laura Berezin, Esq.

Michael Tenta, Esq.

COOLEY GODWARD KRONISH LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-145122

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $0.01 par value per share (1)(5)	(2)	$12,750,000	$711.45

(1)	Includes an indeterminate number of shares of common stock.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $12,750,000.
(4)	Calculated pursuant to rule 457(o) under the Securities Act.
(5)	Each share of common stock being registered hereunder also includes 1/1000 of a share of Series C Junior Participating Preferred Stock purchase right pursuant to our rights agreement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV(A) to Form S-3 to register an additional $12,750,000 of common stock pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-145122) which was declared effective on August 20, 2007, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 26, 2009.

MEDIVATION, INC.

By:	/s/ David T. Hung
David T. Hung President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ David T. Hung DAVID T. HUNG	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2009

/s/ C. Patrick Machado C. PATRICK MACHADO	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2009

/s/ Daniel D. Adams DANIEL D. ADAMS	Director	May 25, 2009

/s/ Gregory H. Bailey GREGORY H. BAILEY, M.D.	Director	May 26, 2009

/s/ Kim D. Blickenstaff KIM D. BLICKENSTAFF	Director	May 26, 2009

/s/ W. Anthony Vernon W. ANTHONY VERNON	Director	May 26, 2009

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP (1)

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of SingerLewak LLP

23.3	Consent of Latham & Watkins LLP (see Exhibit 5.1)

(1)	Incorporated by reference to Exhibit 5.1 to the registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 3, 2007, Registration no. 333-145122.